Exhibit 32.1
Certification of Chief Executive Officer
Anheuser-Busch Companies, Inc.
Form 10-Q for the Quarter Ended September 30, 2008
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002
     I am the President and Chief Executive Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2008 and filed with the Securities and Exchange Commission (“Form 10-Q”).
     Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2008	/s/ August A. Busch IV
August A. Busch IV
President and Chief Executive Officer Anheuser-Busch Companies, Inc.